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                                                                    Exhibit 3(a)


                                 TIDEWATER INC.

                           AMENDED AND RESTATED BYLAWS

                 (amended and restated through October 5, 2001)

                                    ARTICLE I

                                     OFFICES

         Section 1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         Section 1. Meetings of the stockholders for the election of directors shall be held at such time and place either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. The Annual Meeting of Stockholders for the election of Directors and such other business as may properly be brought before the meeting shall be held on such date and at such time and place or places, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         Section 3. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten days prior to the meeting.

         Section 4. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination during ordinary business hours of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

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         Section 5.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten days before such meeting.

         Section 7. Business transacted at all special meetings shall be confined to the objects stated in the call.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. At any meeting of the stockholders, every stockholder having the right to vote may vote in person or by proxy appointed in the manner described in subsections (c)(1) and (c)(2) of Section 212 of the Delaware General Corporation Laws. The validity and use of any authorized proxy shall be limited to the meeting for which given.

         Each holder of common stock represented at a meeting of stockholders shall be entitled to one vote for each share of common stock held of record on all matters on which stockholders generally are entitled to vote. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

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         Section 11. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (A) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in
Article III, Section 13 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholders notice must be delivered or mailed and received at the principal executive offices of the corporation, not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board of Directors pursuant to Section 2 of this Article II) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A stockholders notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporations books, of the stockholder proposing such business, (C) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (D) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provisions) promulgated under the Securities and Exchange Act of 1934, as amended, and is to be included in the corporations proxy statement for an annual meeting of the stockholders shall be deemed to comply with the requirements of this Section 11.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                     NUMBER AND CLASSIFICATION OF DIRECTORS

         Section 1. The number of directors of the corporation (exclusive of directors who may in certain events be elected by the holders of outstanding Preferred Stock voting separately

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as a class) shall be not less than five (5) or more than eleven (11), the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board. As used in this Article, "entire Board" means the total number of directors which the corporation would have if there were no vacancies. In the event that the Board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of a majority of the directors then in office. No decrease in the Board shall shorten the term of any incumbent director. Directors need not be stockholders.

         Section 2. Commencing with the 1970 election of directors, the Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1970, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any outstanding shares of Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holder shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Section 3. The property and business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                              MEETINGS OF THE BOARD

         Section 4. The directors of the corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Immediately following each Annual Meeting of Stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business, and notice to the newly elected directors of such meeting shall not be necessary in order to legally constitute the meeting so long as a quorum shall be present, or the directors may meet at such place and time as shall be fixed by the consent in writing of all the

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directors.

         Section 6. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or any majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article IV of these bylaws.

         Section 8. A majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                             COMMITTEES OF DIRECTORS

         Section 9. The Board of Directors may, by resolution and passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

         Section 10. No committee of the Board of Directors not in existence on June 19, 1991 may be created if the powers or responsibilities of such committee would diminish, duplicate, contravene or be otherwise inconsistent with the powers and responsibilities of any committee in existence on such date without the affirmative vote of 80% of the Board of Directors. Notwithstanding any other provision of these Bylaws, this Section 10 of Article III may not be amended without the affirmative vote of 80% of the Board of Directors.

         Section 11. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

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                            COMPENSATION OF DIRECTORS

         Section 12. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

                               DIRECTORS EMERITUS

         Section 13. In order to publicly recognize distinguished service to or on behalf of the corporation, one or more directors may, pursuant to a majority vote of stockholders or a majority vote of the Board of Directors, be elected to serve as Director Emeritus. Candidates for designation of the title Director Emeritus shall be selected from among former Board members upon retirement or other separation from active service to the corporation. Each Director Emeritus elected shall be publicly honored by being listed or otherwise identified in the corporations annual report to stockholders for the year in which such election shall occur and thereafter at the pleasure of the Board of Directors. Each Director Emeritus shall continue to serve the corporation at the discretion of the Board of Directors. They shall be entitled to receive notice of and to attend regular meetings of the Board of Directors but shall not be entitled to vote thereat and shall not be deemed to be a Director of the corporation for any purposes whatsoever under any applicable law or under the bylaws of the corporation. There shall be paid to each Director Emeritus a regular meeting fee for each Board of Directors meeting attended by such Director Emeritus, plus reimbursement for direct expenses actually incurred by them in attending such meetings.

                             NOMINATION OF DIRECTORS

         Section 14. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary and received not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding the annual meeting of stockholders of the corporation; provided, however, that in the event that the meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2 of Article II) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such notice shall set forth (A) as to each proposed nominee (i) the name, age, business addressed, and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation

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which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); and (B) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice may also be given personally or by telegram, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally and at the time of transmission thereof if given by telegram, telex or cable.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Directors and shall be a Chief Executive Officer, President, one or more Vice Presidents, Secretary, Treasurer, and Controller. The Board of Directors may also choose a Chairman of the Board whose duties shall be fixed by the Board of Directors from time to time. The Chairman of the Board and Chief Executive Officer shall be chosen from the members of the Board of Directors, but none of the other officers need be a member of the Board. Should the Board of Directors choose more than one Vice President, it may establish separate classifications of Vice Presidents and distinguish

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relative ranking among the classifications so chosen. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Corporation.

         Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by such persons as the Board of Directors may designate.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                           THE CHIEF EXECUTIVE OFFICER

         Section 6. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio member of all standing committees, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                          PRESIDENT AND VICE PRESIDENT

         Section 8. The President and then Vice Presidents, in order of their classification and then in order of seniority within their classification, at the direction of the Board of Directors, in case of disability of the Chairman of the Board, or his absence from the particular place where the act is to be performed, shall perform the duties and exercise the powers of the Chairman of the Board, and shall perform such other duties as the Board of Directors shall prescribe; provided, however, that a President or any Vice President who is not a citizen of the United States shall not perform any of the powers of the Chairman of the Board.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The Secretary shall attend all sessions of the Board and all meetings of the

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stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

       Section 10. The Assistant Secretaries in order of their seniority shall, in case of disability of the Secretary, or his absence from the particular place where the act is to be performed, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

       Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

       Section 12. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

       Section 13. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

       Section 14. The Assistant Treasurers shall perform such duties as the Board of Directors shall prescribe.

                                 THE CONTROLLER

       Section 15. The Controller shall be responsible for the development and maintenance of the accounting systems used by the corporation and its subsidiaries. The Controller shall be authorized to implement policies and procedures to ensure that the corporation and its subsidiaries maintain internal accounting control systems designed to provide reasonable assurance that the accounting records accurately reflect business transactions and that such transactions are in accordance with management's authorization. Additionally, the Controller shall be responsible for internal and external financial reporting for the corporation and its subsidiaries and shall perform such other duties as the Board of Directors shall prescribe.

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                                   ARTICLE VI

                              CERTIFICATE OF STOCK

       Section 1. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

       The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

                                LOST CERTIFICATES

       Section 2. The Board of Directors may direct a new certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                TRANSFER OF STOCK

       Section 3. Except as otherwise provided in the Certificate of Incorporation of the corporation, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

       Section 4. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for

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any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

       Section 5. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

       Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

       Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

       Section 3. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

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                                     CHECKS

       Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

       Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

       Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

       Section 1. Subject to Section 3 of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, director emeritus, officer, employee or agent of the corporation or any of its subsidiaries, or is or was serving at the request of the corporation as a director, director emeritus, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Section 2. Subject to Section 3 of this Article VIII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, director emeritus, officer, employee or agent of the corporation or any of its subsidiaries, or is or was serving at the request of the corporation as

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

a director, director emeritus, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, director emeritus, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this
Article VIII, as the case may be. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (B) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders. To the extent, however, that a director, director emeritus, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     Section 4.  For purposes of any determination under Section 3 of this
Article VIII, a person shall be deemed to have acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, director emeritus, officer, employee or agent. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

     Section 5. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, director emeritus, officer, employee or agent may apply to any court of competent

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

jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, director emeritus, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, director emeritus, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director, director emeritus, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, director emeritus, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this
Article VIII.

     Section 7. Without limiting any of the provisions of this Article VIII, if any action, suit or proceeding is brought against a director, director emeritus, officer, employee or agent and such director, director emeritus, officer, employee or agent is entitled to be indemnified under this Article VIII or to advancement of expenses hereunder (an "indemnified party"), (A) the indemnified party may retain counsel satisfactory to him and the corporation, (B) the corporation shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received, (C) the indemnified party shall keep the corporation reasonably apprised of the status of such action, claim or proceeding, and (D) the corporation will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, that the corporation shall not be liable for any settlement of any action, suit or proceeding without its prior written consent, which consent, however, shall not be unreasonably withheld.

     Section 8. Any indemnified party wishing to claim indemnification under this Article VIII, upon learning of any such action, suit or proceeding, shall promptly notify the corporation (but the failure to so notify the corporation shall not relieve the corporation from any liability that it may have under this
Article VIII except to the extent such failure prejudices the corporation). The indemnified parties as a group may retain only one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, in which case the indemnified parties as a group shall be entitled to retain only the minimum number of law firms necessary for separate representation of each conflicting position.

     Section 9. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction

(howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, director emeritus, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 10. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, director emeritus, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, director emeritus, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

     Section 11. For purposes of this Article VIII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, directors emirate, officers, employees and agents, so that any person who is or was a director, director emeritus, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, director emeritus, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, director emeritus, officer, employee or agent of the corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VIII.

     Section 12. The rights to indemnification provided in this Article VIII with respect to a particular threatened, pending or completed action, suit or proceeding shall vest in the indemnified party upon the occurrence of the event or chain of events giving rise to such threatened, pending or completed action, suit or proceeding, and no amendment or repeal of this

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

Article VIII shall adversely affect any right to indemnification to which an indemnified party would have been entitled prior to the time of such amendment or repeal.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. These bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting or any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

     Section 2.  Notwithstanding any other provisions of these bylaws (including
Section 1 of this Article IX) or the Certificate of Incorporation, the adoption by stockholders of any alteration, amendment, change, addition to or repeal of all or any part of Sections 1 or 2 of Article III or this Section 2 of Article IX of these bylaws, or the adoption by stockholders of any other provision of these bylaws which is inconsistent with or in addition to such Sections of these bylaws, shall require the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Section 2 as one class.

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